Exhibit 23




                    CONSENT OF COOPERS & LYBRAND L.L.P.




We consent to the incorporation by reference in the Registration Statement of the Humana Retirement and Savings Plan on Form S-8 (File No. 33-49305) of our report dated June 15, 1995 on our audits of the financial statements and supplemental schedules of the Humana Retirement and Savings Plan as of December 31, 1994 and 1993, and for the year ended December 31, 1994 and the ten months ended December 31, 1993, which report is included in this Annual Report on Form 11-K.





COOPERS & LYBRAND L.L.P.
Louisville, Kentucky
June 28, 1995




















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